UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2010

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599

(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)    Crown Holdings, Inc. (the "Company") held its Annual Meeting of Shareholders on April 28, 2010 (the "Annual Meeting").  As of March 9, 2010, the record date for the meeting, 161,862,291 shares of  Common Stock, par value $5.00 per share, of the Company ("Common Stock") were issued and outstanding.  A quorum of 140,103,293 shares of Common Stock were present or represented at the meeting.

(b)         The following individuals were nominated and elected to serve as directors:

  Jenne K. Britell, John W. Conway, Arnold W. Donald, William G. Little, Hans J. Löliger, Thomas A. Ralph, Hugues du Rouret, Alan W. Rutherford, Jim L. Turner, William S. Urkiel.

 At the Annual Meeting, the Company's shareholders voted on the two matters below as follows:

(1) Election of the Board of Directors. The voting results for each of the nominees were as follows:

	For	Withheld	Broker Non-Votes

Jenne K. Britell	128,511,655	906,268	10,685,370

John W. Conway	125,887,675	3,530,248	10,685,370

Arnold W. Donald	126,978,535	2,439,388	10,685,370

William G. Little	128,631,849	786,074	10,685,370

Hans J. Löliger	117,905,319	11,512,604	10,685,370

Thomas A. Ralph	127,529,464	1,888,459	10,685,370

Hugues du Rouret	128,623,295	794,628	10,685,370

Alan W. Rutherford	127,140,603	2,277,320	10,685,370

Jim L. Turner	128,104,576	1,313,347	10,685,370

William S. Urkiel	128,640,093	777,830	10,685,370

10,685,370

(2)
A proposal of the Audit Committee and the Board of Directors to re-appoint the firm of PricewaterhouseCoopers LLP to serve as Independent Auditor until the next Annual Meeting of Shareholders in 2011.  A total of  138,200,504 shares were voted for and 1,804,512 shares were voted against this proposal.  The holders of 98,277 shares abstained from voting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2010	CROWN HOLDINGS, INC.

By: /s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller